                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 28, 2002, included in the Annual Report on Form 10-K of Tenneco Automotive Inc., formerly known as Tenneco Inc. ("Tenneco"), for the year ended December 31, 2001, into the following Registration Statements previously filed with the Securities and Exchange
Commission:

REGISTRATION NO.                        FORM                      SECURITIES REGISTERED
----------------                        ----                      ---------------------
333-24291                                S-3          $700,000,000 Tenneco debt securities of which
                                                      $100,000,000 remains available for issuance.
333-17485                                S-8          17,000,000 shares of Common Stock, par value
                                                      $.01 per share of Tenneco ("Common Stock")
                                                      issuable under the 1996 Tenneco Inc. Stock
                                                      Ownership Plan (now known as the Tenneco
                                                      Automotive Inc. Stock Ownership Plan).
333-30933                                S-8          5,000 shares of Common Stock issuable under the
                                                      Tenneco Thrift Plan for Hourly Employees
                                                      ("Hourly Thrift Plan") and the Tenneco Thrift
                                                      Plan ("Salaried Thrift Plan").
333-17487                                S-8          462,000 shares of Common Stock issuable under
                                                      the Hourly Thrift Plan and the Salaried Thrift
                                                      Plan.
333-41535                                S-8          33,796 shares of Common Stock issuable under the
                                                      1996 Tenneco Inc. Stock Ownership Plan (now
                                                      known as the Tenneco Automotive Inc. Stock
                                                      Ownership Plan).
333-27279                                S-8          64,000 shares of Common Stock issuable under the
                                                      Hourly Thrift Plan.
333-23249                                S-8          2,500,000 shares of Common Stock issuable under
                                                      the 1997 Employee Stock Purchase Plan.
333-27281                                S-8          395,000 shares of Common Stock issuable under
                                                      the Hourly Thrift Plan and Salaried Thrift Plan.
333-41537                                S-8          2,100 shares of Common Stock issuable under the
                                                      Hourly Thrift Plan.
333-48777                                S-8          710,000 shares of Common Stock issuable under
                                                      the Hourly Thrift Plan and the Salaried Thrift
                                                      Plan.
333-76261                                S-8          740,000 shares of Common Stock issuable under
                                                      the Hourly Thrift Plan and the Salaried Thrift
                                                      Plan.
333-33442                                S-8          1,880,000 shares Common Stock issuable under The
                                                      Tenneco Automotive Employee Stock Ownership Plan
                                                      for Hourly Employees and The Tenneco Automotive
                                                      Employee Stock Ownership Plan for Salaried
                                                      Employees.
333-33934                                S-8          1,500,000 Shares Common Stock issuable under the
                                                      Tenneco Automotive Inc. Supplemental Stock
                                                      Ownership Plan.

                 ARTHUR ANDERSEN LLP

Chicago, Illinois
March 14, 2002